Exhibit 99.1

WTW Completes Acquisition of Newfront

•	Expands WTW’s reach in U.S. middle market and accelerates execution of technology and specialty strategies through Newfront’s AI and automation technology and high-growth industry expertise

•	Newfront now operating as part of WTW

LONDON, JANUARY 27, 2026 (GLOBE NEWSWIRE) – WTW (NASDAQ: WTW) (the “Company”), a leading global advisory, broking and solutions company, today announced that it has completed the previously announced acquisition of Newfront, a San Francisco-based, top-40 U.S. broker combining deep specialty expertise and cutting-edge technology.

“We are excited to welcome Newfront to the WTW team,” said Carl Hess, WTW’s Chief Executive Officer. “Combining Newfront’s cutting-edge, technology-enabled broking model and expertise in high-growth industries with WTW’s global footprint, specialty strategy and established analytics and broking platforms will enhance our delivery of innovative and efficient solutions to our clients. This milestone represents an important step in executing our strategy as we enhance our competitive differentiation and create long-term value for all our stakeholders.”

The acquisition of Newfront expands WTW’s U.S. middle market capabilities and enhances its position in high-growth sectors including technology, fintech and life sciences. Newfront has built a differentiated broking platform supported by a growing producer base, proprietary client-facing technologies and the use of advanced automation and agentic AI.

Upon completion of the transaction, the Newfront team joined WTW, including Newfront Co-Founder and CEO, Spike Lipkin, who will focus on integration, client development, talent acquisition and technology. Newfront’s major business segments, Business Insurance and Total Rewards, are now part of WTW’s Risk & Broking (R&B) and Health, Wealth & Career (HWC) segments, respectively, supporting an integrated offering that further enables WTW to serve clients of all sizes with greater speed, efficiency and intelligence.

J.P. Morgan Securities LLC acted as exclusive financial advisor and Weil, Gotshal & Manges LLP as legal advisor to WTW. Perella Weinberg served as exclusive financial advisor and Reed Smith LLP as legal advisor to Newfront.

About WTW

At WTW (NASDAQ: WTW), we provide data-driven, insight-led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our colleagues serving 140 countries and markets, we help organizations sharpen their strategy, enhance organizational resilience, motivate their workforce and maximize performance. Working shoulder to shoulder with our clients, we uncover opportunities for sustainable success—and provide perspective that moves you. Learn more at www.wtwco.com.

About Newfront

Newfront is a modern brokerage transforming the risk management, business insurance, total rewards, and retirement services space through the combination of elite expertise and cutting-edge technology. Specializing in more than 20 industries and headquartered in San Francisco, Newfront has offices nationwide and is home to more than 650 employees serving organizations across the United States and globally. Learn more at www.newfront.com.

WTW Forward-Looking Statements

This document contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can identify these statements and other forward-looking statements by words such as ‘may’, ‘will’, ‘would’, ‘commit’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘continues’, ‘seek’, ‘target’, ‘goal’, ‘focus’, ‘probably’, or similar words, expressions or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to, our agreement to acquire Newfront Insurance Holdings, Inc. (the “Transaction”), expectations relating to the Transaction or the potential benefits or consequences of the Transaction, information about possible or assumed future results of our operations including without limitation results of the acquired business and potential synergy opportunities and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following: our ability to effectively integrate Newfront into our business and operations; our ability to achieve the expected results of the Transaction; our ability to execute on our strategy, optimize our portfolio, accelerate performance or enhance efficiency; our ability to deliver substantial value to our stakeholders; changes in general economic, business and political conditions, including changes in the financial markets; significant competition in the marketplace; and compliance with extensive government regulation. Factors also include those described under Part I, Item 1A in our Annual Report on Form 10-K, and our subsequent filings with the SEC. Copies are available online at http://www.sec.gov or www.wtwco.com. The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.